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                                                                      Exhibit 23






                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-4555) pertaining to the Restricted Stock Plan of Cleveland-Cliffs Inc, in the Registration Statement (Form S-8 No. 33-208033) pertaining to the 1987 Incentive Equity Plan of Cleveland-Cliffs Inc and the related prospectus, in the Registration Statement (Form S-8 No. 333-30391) pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 13, 1997) and the related prospectus, in the Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus and in the Registration Statement (Form S-8 No. 333-06049) pertaining to the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc and consolidated subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                               ERNST & YOUNG LLP


Cleveland, Ohio
March 22, 1999










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